Exhibit 10.10

AMENDMENT TO MASTER REPURCHASE AGREEMENT

Amendment to the Master Repurchase Agreement, dated as of April 15, 2009 (the “Amendment”) by and between Citibank Global Markets Inc. (“CGMI”), and First State Bank (“Counterparty”).

Reference is made to the Master Repurchase Agreement, dated as of May 23, 2007 by and between CGMI and Counterparty as such agreement may have been amended or supplemented in writing prior to the date hereof (the “Agreement”).

WHEREAS, the parties have entered into the Agreement (as defined herein); and

WHEREAS, for good and valuable consideration the receipt of which is hereby acknowledged by Counterparty, the parties wish to amend the Agreement as hereinafter provided.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. Defined terms.

Capitalized terms used in this Amendment without definition shall have the meanings assigned to them in the Agreement.

2. Amendment. Annex I (Supplemental Terms and Conditions) to the Agreement is hereby amended by deleting the date “February 10, 2006” in the first and second lines and replacing it with “May 23, 2007”.

3. Amendment and Restatement of Annex II.

Effective the date of this Amendment, Annex II is hereby amended and restated in the form set out in Schedule 1 hereto.

4. Extent of Modifications

Except as expressly modified herein, all terms, conditions, covenants and agreements contained in the Agreement are hereby confirmed and ratified and shall continue in full force and effect.

5. Governing Law

This Amendment will be governed by and construed in accordance with the law of the State of New York without giving effect to the conflict of law principles thereof.

6. Power and Authority

Each party represents to the other party on the date hereof that it is duly authorized to execute and deliver this Amendment and to perform its obligations hereunder and thereunder and has taken all necessary action to authorize such execution, delivery and performance; the person signing this Amendment on its behalf is duly authorized to do so on its behalf; it has obtained all authorizations of any governmental body required in connection with this Amendment and such authorizations are in full force and effect; it is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing; the execution, delivery and performance of this Amendment do not and will not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets; and its obligations under this Amendment constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms.

7. Entire Agreement

The Agreement, as modified by this Amendment, constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

8. Execution by Counterparts

This Amendment may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

CITIGROUP GLOBAL MARKETS INC.

By:
Name:
Title:

FIRST STATE BANK

By:
Name:
Title:

SCHEDULE I

ANNEX II

Names and Addresses for Communications Between Parties

CITIGROUP GLOBAL MARKETS INC.

Contract Issues:

Citigroup Global Markets Inc.

Attention: Nicole Mari Junco

111 Wall Street, 17th Floor

New York, NY 10005

Telephone: 212-657-1648

with a copy to:

Sanjay Reddy

390 Greenwich Street, 5th Floor

New York, New York 10013

Telephone: 212-723-6293

Operations Issues:

Citigroup Global Markets Inc.

Anthony Vazquez

540-580 Crosspoint Pwky

Getzville, NY 14068

Telephone: 716 730 6016

[INSERT CONTACT INFORMATION]